UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. ___)

Filed by the Registrant  [x]  Filed by a Party other than the Registrant [ ]

 Check the appropriate box:
 [ ]     Preliminary Proxy Statement
 [ ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
 [ ]     Definitive Proxy Statement
 [X]     Definitive Additional Materials
 [ ]     Soliciting Material Pursuant to ss.240.14a-12

                             TARPON INDUSTRIES, INC.
                             -----------------------
                (Name of Registrant as Specified In Its Charter)
            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

Contact:
Cameron Associates
Paul G. Henning
212 245 8800 ext. 221
phenning@cameronassoc.com


Tarpon Industries' Annual Shareholders Meeting Adjourned until November 14, 2007

MARYSVILLE, Mich. -- October 19, 2007 - Tarpon Industries, Inc. (AMEX: TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced that it adjourned its Annual Shareholders Meeting scheduled for October 18, 2007 in order to allow additional time for its shareholders to consider the proposals submitted to them for a vote.

     The Annual Meeting will now be held on November 14, 2007 at 12 noon, local time, at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan.

     "While support for the proposals contained in the proxy statement has been strong, there are a substantial number of shareholders who have not yet had the opportunity to vote and we want to give them time to consider the proposals and vote," said James W. Bradshaw, CEO of Tarpon Industries.

     The Meeting was called for the purpose of considering the following proposals: (1) to approve the issuance of shares in connection with (a) a private placement offering of the Company's debt which has been consummated and which requires the issuance of shares of common stock and may require additional shares of common stock, and (b) a credit facility which has been consummated which includes warrants that may require the issuance of common stock; (2) to approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized common stock, no par value, from 30,000,000 shares of common stock to 100,000,000 shares of common stock; (3) to re-elect James W. Bradshaw as a Class I director to serve for a term of three years; (4) to ratify the appointment of Rehmann Robson as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2007; and (5) to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Company encourages all shareholders to read the Proxy Statement dated September 12, 2007, and to submit a proxy, if they have not done so, indicating how to vote their shares on the proposals prior to the adjourned Meeting date. The Company may consider additional adjournments to allow shareholders additional time to vote on some or all of the proposals if sufficient votes have not been received as of the adjourned Meeting date. Valid proxies submitted by the company's shareholders prior to the October 18, 2007 Meeting will continue to be valid for purposes of the rescheduled meeting. As more fully described in the proxy statement, Tarpon's shareholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Shareholders who need proxy materials or who desire to change their vote or revoke their proxy are encouraged to contact Rebecca Ludy of Tarpon Industries, Inc. at (810) 364-7421.

Tarpon Industries, Inc.

     Tarpon Industries, Inc., manufactures and sells engineered steel storage rack systems and structural and mechanical steel tubing. The company's mission is to become a larger and more significant manufacturer and distributor of engineered steel storage rack systems, structural and mechanical steel tubing and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

     Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.